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                                                                     EXHIBIT 1.1


                                  $57,500,000
                 __% Exchangeable Subordinated Notes Due 2003

                       SOUTHWEST SECURITIES GROUP, INC.

                            UNDERWRITING AGREEMENT
                            ----------------------



                                                              New York, New York
                                                                   _______, 1999


FORUM CAPITAL MARKETS LLC
RAYMOND JAMES & ASSOCIATES, INC.
 c/o Forum Capital Markets LLC
 53 Forest Avenue
 Old Greenwich, Connecticut 06870

Ladies and Gentlemen:

     Southwest Securities Group, Inc., a Delaware corporation (the "Company"), confirms its agreement with Raymond James & Associates, Inc. and Forum Capital Markets LLC (the "Underwriters," which term shall also include any underwriter substituted as provided in Section 11), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $50,000,000 aggregate principal amount of the Company's __% Exchangeable Subordinated Notes due 2004 (the "Notes"). The Exchangeable Subordinated Notes will be issued pursuant to the provisions of an indenture dated as of the date hereof (the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Indenture will be in substantially the form filed as an exhibit to the Registration Statement (as defined below). Such $50,000,000 aggregate principal amount of Exchangeable Subordinated Notes are hereafter referred to as the "Firm Notes." Upon the request of the Underwriters, as provided in Section 2(b) hereof, the Company shall also issue and sell to the Underwriters, acting severally and not jointly, up to an additional $7,500,000 aggregate principal amount of Exchangeable Subordinated Notes for the purpose of covering over-allotments, if any. Such $7,500,000 aggregate principal amount of Exchangeable Subordinated Notes are hereinafter referred to as the "Option Notes," and together with the Firm Notes are hereinafter referred to as the "Notes." The Notes are exchangeable at maturity for a number of shares of Class A common stock, par value $.01 per share, of Knight/Trimark Group, Inc. (the "Knight/Trimark Common Stock") or at the Company's option cash of equal value, at a rate determined by reference to the market price of the Knight/Trimark Common Stock at maturity of the Notes. The Company hereby confirms its agreement with the Underwriters with respect to the sale by the Company and the purchase by the Underwriters of the Notes, as set forth herein.

     1.   Representations and Warranties of the Company. The Company represents
          ---------------------------------------------
and warrants to, and agrees with, the Underwriters as of the date hereof, and as of the Closing Date
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(as defined in Section 2(c)) and each Option Closing Date (as defined in Section
2(b)), if any, as follows:

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-3, No. 333-_____, including the related preliminary prospectus dated ____________, 1999 and any subsequent preliminary prospectus ("Preliminary Prospectus"), for the registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission under the Securities Act (the "Regulations") and the rules and regulations under the Trust Indenture Act. The Company has complied with the conditions for the use of Form S-3. Except as the context may otherwise require, said registration statement, as amended, on file with the Commission at the time said registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations is hereinafter called the "Registration Statement," and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement, together with any documents thereafter incorporated by reference therein, is hereinafter called the "Prospectus." If the Company files an abbreviated registration statement to register additional Notes and relies upon Rule 462(b) under the Securities Act for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to refer to both the registration statement referred to above and the Rule 462 Registration Statement. For purposes hereof, "Rules and Regulations" means the rules and regulations adopted by the Commission under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Trust Indenture Act, as applicable.

          (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus or any part of any thereof or the qualification of the Trustee, and no proceedings for a stop order suspending the effectiveness of the Registration Statement, any of the Company's securities or the qualification of the Trustee have been instituted or are pending or, to the knowledge of the Company, threatened. Each of any Preliminary Prospectus, the Registration Statement and the Prospectus at the time of filing thereof with the Commission, conformed with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations in all material respects. Neither the Registration Statement nor the Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or Prospectus. When the Registration Statement or any amendment

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thereto was or is declared effective, the Closing Date and each Option Closing
Date, if any, the Registration Statement and the Prospectus will conform to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations. At all times subsequent to the effective date of the Registration Statement through the last to occur of the Closing Date, the last Option Closing Date, if any, or the last date the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus will conform to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations. Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of such respective dates, with respect to the Registration Statement, or during such respective periods, with respect to the Prospectus, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Registration Statement or Prospectus. The Company acknowledges that the only such written information is that contained under the caption "Underwriting" in the Prospectus and the Registration Statement.

          (c) The Company is subject to Section 13 or 15(d) of the Exchange Act. The documents incorporated by reference into the Registration Statement (the "Incorporated Documents"), when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied with the requirements of the Exchange Act and the regulations thereunder and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become or became effective, at the Closing and any Option Closing did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Any Incorporated Documents filed subsequent to the date of the Prospectus shall, when filed with the Commission, conform in all respect to the requirements of the Exchange Act and the Rules and Regulations, as applicable. All reports and statements required to be filed by the Company under the Securities Act and the Exchange Act have been filed, together with all exhibits required to be filed therewith.

          (d) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed on Annex I attached hereto. The Company and each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company and each of the Subsidiaries is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any corporation, partnership, limited liability company, association or other entity other than the Subsidiaries. None of the Subsidiaries owns more than 10% of or controls, directly or indirectly, any corporation, partnership, limited liability company, association or other entity except other Subsidiaries. The Company owns, either directly or

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through other Subsidiaries, all of the outstanding capital stock of each
Subsidiary free and clear of all liens, charges, claims, encumbrances, pledges, security interests defects or other restrictions or equities of any kind whatsoever; and all outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and not issued in violation of any preemptive rights or applicable securities laws. Each of the Company and the Subsidiaries has all requisite power and authority (corporate and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits (collectively "Approvals") of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Prospectus except for Approvals which if not so obtained would not have a Material Adverse Effect; each of the Company and the Subsidiaries is and has been doing business in compliance with all such Approvals and all federal, foreign, state and local laws, rules and regulations, except for such failures to comply as would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Approval. Each Subsidiary which accounted for more than 5% of the Company's consolidated assets at March 26, 1999 or more than 10% of the Company's consolidated revenues during the 12 months then ended or which is reasonably expected to exceed such percentages with respect to the Company's next four fiscal quarters ending after the date hereof are indicated on Annex I, and all such Subsidiaries are hereinafter referred to collectively as the "Significant Subsidiaries."

          (e) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization," and will have the adjusted capitalization set forth therein as of the period indicated therein, based upon the assumptions set forth therein. Neither the Company nor any of the Subsidiaries is a party to or bound by any instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting the securities or rights or obligations of securityholders of the Company or providing for it to issue, sell, transfer or acquire any capital stock, rights, warrants, options or other securities of the Company or any of the Subsidiaries, except for this Agreement and the Indenture and as set forth in the Registration Statement. The Notes and all other securities issued or issuable by the Company and the Subsidiaries conform, or, when issued and paid for, will conform in all material respects to all statements with respect thereto contained in the Prospectus. All issued and outstanding securities of the Company and the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any securityholder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries.

          (f) The Notes will be issued pursuant to the terms and conditions of the Indenture, and the Indenture conforms to the description thereof contained in the Registration Statement. At the Closing Date, the Indenture will conform to the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an indenture which is qualified thereunder. The Notes have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture. The Notes are not and will not be subject to any preemptive or other similar rights of

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any securityholder of the Company or any of the Subsidiaries; all corporate action required to be taken for the authorization, issue and sale of the Notes has been duly and validly taken; and the certificates representing the Notes will be in due and proper form. No holder of any securities of the Company has any right to require registration of shares of Common Stock or other securities of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby. Upon the issuance and delivery pursuant to the terms of this Agreement and the Indenture of the Notes to be sold by the Company hereunder and thereunder, the Underwriters will acquire good and marketable title thereto free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

          (g) The consolidated financial statements of the Company and the Subsidiaries together with the related notes thereto set forth in or incorporated by reference in the Registration Statement and the Prospectus fairly present the financial position, changes in stockholders' equity, cash flow and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply, and such historical financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. Except as described in or contemplated by the Prospectus (i) there has been no material adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the earnings, business, prospects or results of operations of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus, and (ii) the outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus (including that incorporated by reference) fairly presents on the basis stated in the Prospectus, the information set forth therein and has been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

          (h) Each of the Company and the Subsidiaries has filed all income and franchise tax returns required to be filed (after giving effect to all permissible extensions) through the date hereof by it in any jurisdiction, and has paid all taxes shown to be due on such returns or claimed to be due from such entities, other than those being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. All tax liabilities, including those being contested by the Company or the Subsidiaries are adequately reserved for in the Company's financial statements (in accordance with generally accepted accounting principles). No tax deficiency has been asserted and no tax proceedings are pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries which, if adversely determined would have a Material Adverse Effect, and to the knowledge of the Company, no such deficiency or proceeding is contemplated.

          (i) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Underwriters of the Notes from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement or the Indenture.

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          (j)  Each of the Company and the Subsidiaries maintains liability, casualty and other insurance (subject to customary deductions and retentions) against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company engaged in similar businesses in similar industries, all of which insurance is in full force and effect. There are no facts or circumstances known to the Company which would have the effect under any such insurance policy or surety bond of relieving any insurer of its obligation to satisfy in all material respects any valid claim of the Company or any of the Subsidiaries.

          (k) There is no action, suit, proceeding, arbitration, litigation or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated against (or circumstances that are reasonably likely to give rise to the same), or involving the properties or businesses of, the Company or any of the Subsidiaries which (i) questions the validity of the capital stock of the Company or any of the Subsidiaries or this Agreement or the Indenture or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement or the Indenture or (ii) except as in the Registration Statement or the Prospectus, would have a Material Adverse Effect.

          (l) The Company has full corporate right, power and authority to authorize, issue, deliver and sell the Notes, to enter into this Agreement and the Indenture and to consummate the transactions provided for in such agreements. This Agreement has been duly and properly authorized, executed and delivered by the Company. This Agreement constitutes, and when the Company has duly executed and delivered the Indenture, the Indenture (assuming the due execution and delivery thereof by the Trustee) will constitute, a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto. None of the Company's issue and sale of the Notes, the execution or delivery of this Agreement or the Indenture, its performance hereunder and thereunder or its consummation of the transactions contemplated herein and therein conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of the Company (including, without limitation, the Knight/Trimark Common Stock) or any of the Subsidiaries pursuant to the terms of, (i) the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it is or may be bound or to which its properties or assets is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties except, in the case of clauses (ii) and (iii), such conflict, breaches, defaults, creations, impositions and violations that would not have a Material Adverse Effect.

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          (m)  No consent, approval, authorization or order of, and no filing with, any court, arbitrator, regulatory body, government agency or other body, domestic or foreign, is required for the execution, delivery or performance by the Company of this Agreement or the Indenture or the transactions contemplated hereby or thereby, except such as have been or may be obtained under the Securities Act or the Exchange Act or may be required under state securities or Blue Sky laws or the rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the Underwriters' purchase and distribution of the Notes.

          (n) Subsequent to the respective dates as of which information is set forth in the Prospectus and except as may otherwise be indicated or contemplated herein or therein, unless the Company has notified the Underwriters in writing otherwise, neither the Company nor any of the Subsidiaries has (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money not in the ordinary course of business, (ii) entered into any material transaction other than in the ordinary course of business or (iii) declared or paid any dividend, other than regular cash dividends, or made any other distribution on or in respect of its capital stock of any class, and there has not been any change in the capital stock from the description thereof in the Registration Statement or any material adverse change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operation of the Company or any of the Subsidiaries.

          (o) Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate of incorporation or by-laws, (ii) is in default in the performance of any obligation, agreement or condition contained in any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which the property or assets of the Company or any of the Subsidiaries is subject or affected or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default under the foregoing clause (ii) or (iii) as would not have a Material Adverse Effect.

          (p) The Company believes that each of the Company and the Subsidiaries currently has a good employer/employee relationship with its employees. The Company and the Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except for such failures to comply as would not have a Material Adverse Effect. There are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or, to the Company's knowledge, any such investigations by any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations that would have a Material Adverse Effect. There is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is or every have been a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of the Subsidiaries. No grievance or arbitration proceeding is pending or threatened under

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any expired or existing collective bargaining agreements of the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the best of the Company's knowledge, is imminent.

          (q) No "employee pension benefit plan," "employee welfare benefit plan" or "multi-employer plan" ("ERISA Plans") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or sponsored by the Company or any of the Subsidiaries (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), which could subject the Company or any of the Subsidiaries to any tax penalty or civil penalty on prohibited transactions which has not been adequately corrected and which might reasonably be expected to have a Material Adverse Effect. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect. Each ERISA Plan is in compliance with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for noncompliance which could not be reasonably expected to have a Material Adverse Effect. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a) stating that such ERISA Plan and the attendant trust are qualified thereunder. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a "multi-employer plan" as so defined.

          (r) Neither the Company or any of the Subsidiaries, nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or Knight/Trimark Group, Inc. to facilitate the sale or resale of the Notes or otherwise.

          (s) Each of the Company and the Subsidiaries (i) owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, technology, and all licenses and rights with respect to the foregoing, used in the conduct of its business without, to the knowledge of the Company and the Subsidiaries, infringing upon the right of any person, corporation or other entity, except where the failure to so own or have such right would not, in the aggregate, have a Material Adverse Effect and (ii) has no reason to believe, and has not received any written notice, that the conduct of their respective businesses infringe or conflict with any such rights of others with respect to any of the foregoing.

          (t) Each of the Company and the Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property which are material to its business, in each case, except as disclosed in the Prospectus, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other restrictions that would have a Material Adverse Effect.

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          (u)  To the Company's knowledge, KPMG Peat Marwick are independent certified public accountants of the Company as required by the Securities Act and the Rules and Regulations.

          (v) Neither the Company nor any of the Subsidiaries has, nor, to the knowledge of the Company, has any officer, director or employee of the Company or any of the Subsidiaries or any other person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company's and the Subsidiaries' internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          (w) The minute books of the Company and each of the Subsidiaries have been made available to the Underwriters, contain a complete summary of all meetings and actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective incorporation and reflect all transactions referred to in such minutes accurately in all respects.

          (x) Neither the Company nor any of the Subsidiaries has been notified or is otherwise aware that it is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law ("Environmental Laws"), except as would not have a Material Adverse Effect. To the Company's knowledge, the Company and the Subsidiaries are in compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulation under or within the meaning of any other Environmental Law. To the Company's knowledge, no disposal, release or discharge of "Hazardous Material" has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries, except for those instances which are in compliance with Environmental Laws or in the aggregate would not have a Material Adverse Effect. Except as described in the Prospectus, to the Company's knowledge: (i) there has been no storage, disposal, generation, transportation, handling or treatment of Hazardous Material by the Company or any of the Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in,

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singularly or in the aggregate, a Material Adverse Effect; (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or any of the Subsidiaries of any Hazardous Materials, except for such spills, discharges, leaks, emissions, injections, escapes, dumping or releases which are in compliance with Environmental Laws or would not result in, singularly or in the aggregate, a Material Adverse Effect.

          (y) The Company is not an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (z) None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board.

          (aa) The Company and the Subsidiaries have complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

          (bb) Except as set forth in this Agreement, there are no claims, payouts, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Notes hereunder or any other arrangement, agreement, understanding, payment or issuance with respect to the Company, any of the Subsidiaries or any of their respective officers, directors or affiliates that would constitute underwriters' compensation as determined by the NASD. For these purposes, underwriters' compensation means total expenses payable by the Company to or on behalf of the Underwriters which normally would be paid by the Underwriters, fees and expenses of Underwriters' Counsel (as defined herein), finders fees, financial consulting and advisory fees or other items of value accruing to the Underwriters and related persons, which items of value include, but are not necessarily limited to, stock, options, warrants and convertible and other debt securities if the same are deemed to have been received in connection with or in relation to the offering contemplated by this Agreement and when given by or acquired from the Company or related parties of the Company or persons in control of or under common control with the Company or related parties of the Company.

          (cc) The Indenture has been duly qualified under the Trust Indenture Act, and all fees required to be paid with respect to the execution of the Indenture and the issuance of the Notes have been paid or will be paid when due.

          (dd) Neither the Company nor any of the Subsidiaries is an "affiliate" (as defined for purposes of Section 2(11) of the Securities Act) of The Knight/Trimark Group, Inc.; neither the Company nor any of the Subsidiaries has material non-public information with respect to The Knight/Trimark Group, Inc.; and neither the Company nor any of the Subsidiaries has the right to cause the registration under the Securities Act of the shares of Knight/Trimark Common Stock owned by the Company.

          (ee) The Company owns of record and beneficially __________ shares of Knight/Trimark Common Stock, free and clear of any liens, claims or encumbrances (except for transfer restrictions imposed by the Securities Act because such shares of Knight/Trimark Common Stock are restricted securities under the Securities Act). The Knight/Trimark Common Stock owned by the Company was acquired July 8, 1998.

          (ff) The Company is familiar with its obligations under NASD Rule 2720 and it is in compliance with Sections (f) and (g) thereof.

     2.   Purchase by the Underwriters; Delivery and Payment.
          --------------------------------------------------

          (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule I attached hereto at a purchase price equal to 96.5% of the principal amount thereof, plus any additional amount of Firm Notes which each underwriter may become obligated to purchase pursuant to Section 11.

          (b) In addition, on the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, any or all of the Option Notes at a price equal to 96.5% of the principal amount thereof plus accrued interest from the Closing Date to the applicable Option Closing Date. Such option will expire at 5:00 p.m. New York time 45 days after the date hereof, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Notes upon notice by the Underwriters to the Company setting forth the aggregate principal amount of Option Notes as to which the Underwriters are then exercising the option and the time and date of delivery and payment therefor. Any such time and date of delivery and payment (an "Option Closing Date") shall be determined by the Underwriters, but shall not be later than five full business days after the exercise of such option unless otherwise agreed by the Company and the Underwriters.

          (c) Delivery of, and payment for, the Firm Notes shall be made at 10:00 a.m., New York City time, on ___________, 1999, or at such other date or time as shall be agreed by the Underwriters and the Company (such date and time being referred to herein as the "Closing Date"). Delivery of, and payment for, the Firm Notes and the Option Notes shall be made at the offices of Kelley Drye & Warren LLP ("Underwriters' Counsel"), New York, New York, or any such other place as shall be agreed by the Underwriters and the Company. On the Closing Date, the Company shall deliver or cause to be delivered to the Underwriters certificates for the Firm Notes against payment to or upon the order of the Company of the purchase price by certified or official bank check or by wire or book-entry transfer, in each case in immediately available funds. On each Option Closing Date, the Company shall deliver or cause to be delivered to the

Underwriters certificates for the Option Notes purchased thereat against payment to or upon the order of the Company of the purchase price by certified or official bank check or by wire or book-entry transfer, in each case in immediately available funds. Upon delivery, the Notes shall be in such denominations and registered in such names as the Underwriters shall have requested in writing not less than one full business day prior to the Closing Date. The Company shall make the certificates for the Notes available for inspection by the Underwriters in New York, New York, not later than one full business day prior to the Closing Date.

          (d) Notwithstanding any provision of this Section 2 to the contrary, the proceeds of the offering will be held in escrow in accordance with NASD Rule 2720 until such time as the Company delivers to the Underwriters evidence of compliance with Section (e) of such Rule.

     3.   Public Offering of the Notes. As soon after the Registration Statement
          ----------------------------
becomes effective as the Underwriters deem advisable, the Underwriters shall make a public offering of the Notes (other than to residents of any jurisdiction in which the qualification of the Notes is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the distribution of the Notes has been completed to such extent as the Underwriters in their sole discretion deem advisable. The Underwriters may enter into one or more agreements as the Underwriters, in each of their sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

     4.   Covenants and Agreements of the Company. The Company covenants and
          ---------------------------------------
agrees with the Underwriters as follows:

          (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Securities Act or Exchange Act during any time that a prospectus relating to the Securities is required to be delivered under the Securities Act of which the Underwriters and Underwriters' Counsel shall not previously have been advised and furnished with a copy, or to which the Underwriters or Underwriters' Counsel shall have reasonably objected, or which is not in compliance with the Securities Act, the Exchange Act, the Trust Indenture Act or the Rules and Regulations.

          (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters and if requested confirm in writing,
(i) when the Registration Statement, as amended, becomes effective and, if the provisions of Rule 430A promulgated under the Securities Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding suspending the effectiveness of the Registration Statement or the qualification of the Trustee or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Notes for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order or suspension at the earliest possible time.

          (c) The Company shall file the Prospectus or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Underwriters, pursuant to Rule 424(b)(4)) on or before the date it is required to be filed under the Securities Act and the Rules and Regulations.

          (d) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Notes which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), and will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Underwriters or Underwriters' Counsel shall reasonably object.

          (e) The Company will furnish to the Underwriters and Underwriters' Counsel, without charge, one photocopy of the manually executed Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus and Prospectus and any supplement thereto as the Underwriters may reasonably request.

          (f) The Company shall endeavor in good faith, in cooperation with the Underwriters at or prior to the time the Registration Statement becomes effective, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Underwriters may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution contemplated hereby but in any event not longer than 90 days from the date hereof, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation, subject itself to taxation or file a general consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification for so long as may be necessary to complete the distribution contemplated hereby but in any event not longer than 90 days from the date hereof.

          (g) During the time when a prospectus is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Securities Act, each such amendment or supplement to be reasonably satisfactory to Underwriters' Counsel, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriters may reasonably request.

          (h) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its securityholders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Underwriters an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Securities Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Securities Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

          (i)  For so long as the Company is a reporting company under either
Section 13 or 15(d) of the Exchange Act, the Company will deliver to the Underwriters during the period ending at the earlier of the fifth anniversary of the date hereof or the date no Notes remain outstanding:

               (i) concurrently with furnishing such annual reports to its securityholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants;

               (ii) copies of the Quarterly Report on Form 10-Q and Annual Report on Form 10-K;

               (iii) as soon as they are available, copies of all reports (financial or other) mailed to stockholders generally;

               (iv) as soon as they are available, copies of all reports and financial statements filed with the Commission, any state securities commission, the NASD, the Nasdaq Stock Market ("Nasdaq"), the New York Stock Exchange or any other securities exchange;

               (v) every press release containing a material news item which was released by or on behalf of the Company or any of the Subsidiaries; and

               (vi) any additional information of a public nature concerning the Company or any of the Subsidiaries (and any future subsidiaries) or their respective businesses which the Underwriters may reasonably request.

The foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its Subsidiaries are consolidated, and will be accompanied by similar financial statements for any Subsidiary which is not so consolidated.

          (j) For a period of four years after the Closing Date, the Company shall timely file all such reports, forms or other documents as may be required (including, but not limited to, such disclosure as may be required pursuant to Rule 463 under the Securities Act) from time to time under the Securities Act, the Exchange Act and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Securities Act, the Exchange Act and the Rules and Regulations.

          (k) The Company shall furnish to the Underwriters as early as practicable prior to each of the date hereof, the Closing Date and each Option Closing Date, if any, but no later than two full business days prior thereto, a copy of the latest available unaudited interim consolidated statements of operations and balance sheets of the Company and the Subsidiaries (which in no event shall be as of a date more than 30 days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants as stated in their letters to be furnished pursuant to Section 6(j) hereof.

          (l) Until the earlier of the completion of the distribution of the Notes or 90 days from the date hereof, neither the Company nor any of the Subsidiaries shall, without the prior written consent of the Underwriters and Underwriters' Counsel (which consent shall not be unreasonably withheld), issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company, any of the Subsidiaries, their respective activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

          (m) For a period of four years after the effective date of the Registration Statement, the Company shall use reasonable efforts to provide to the Underwriters, at the Underwriters' request and at the Company's sole expense, with a report on Blue Sky qualifications relating to secondary sales of the Company's securities prepared by counsel to the Company; provided, however that the Underwriters shall not make any such request unless the

Notes are not listed on the Nasdaq Stock Market or a national securities exchange at the time of such request.

          (n) The Company shall use the proceeds from the sale of the Notes in the manner described in the Prospectus under the caption "Use of Proceeds."

          (o) The Company shall use its reasonable efforts to do and perform all things required to be done and performed under this Agreement by it that are within its control prior to or after the Closing Date and to use reasonable efforts to satisfy all conditions precedent on its part to the delivery of the Notes.

          (p) The Company shall not, so long as the Notes are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and the Company will not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder.

          (q) In connection with the offering, until the Underwriters shall have notified the Company of the completion of the resale of the Notes, to not, and to use its reasonable best efforts to not permit any affiliated purchasers (as defined in Regulation M under the Exchange Act), either alone or with one or more other persons to, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes or Knight/Trimark Common Stock, or attempt to induce any person to purchase any Notes or Knight/Trimark Common Stock; and to not, and to use its reasonable best efforts to not permit any of its affiliated purchasers to, make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Notes.

          (r) The Company shall not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture.

          (s) The Company will comply with the provisions of NASD Rule 2720 for so long as the Notes are outstanding.

     5.   Payment of Expenses.
          -------------------

          (a) The Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement and the Indenture, including, without limitation: (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), filing, delivery and mailing (including the payment of postage with respect thereto) of each Preliminary Prospectus and the Prospectus and any amendments and supplements thereto, in quantities as hereinabove stated, (iii) the printing and filing of the Registration Statement and each amendment thereto and any registration under the Securities Act; (iv) the printing, engraving, issuance and delivery of the Notes, (v) the qualification of the Notes under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum" and, the "Supplemental Blue Sky Memorandum," and reasonable disbursements and fees of counsel for the Underwriters in connection therewith, (vi) costs and expenses of travel, food and lodging of Company personnel in connection with the "road show," information meetings and presentations, (vii) fees and expenses of the transfer agent and registrar,
(viii) fees and expenses of the Trustee, including the Trustee's counsel, in connection with the Indenture and the Notes, (ix) fees incurred in connection with the rating, if any, of the Notes, (x) any transfer tax, stamp duty or similar tax payable by the Underwriters in connection with the purchase by the Underwriters of the Notes, (xi) the fees payable to the NASD incurred in connection with its review of the Underwriting terms of the offering of the Securities, (xii) all costs of placing tombstone advertisements in The New York Times, The Wall Street Journal and the Investment Dealers Digest and (xiii) all other costs and expenses incident to the performance of its obligations hereunder which are not specifically otherwise provided for in this Section.

          (b) If this Agreement is terminated for any reason other than as a result of a breach of this Agreement by the Underwriters, the Company shall reimburse and indemnify the Underwriters for then reasonable actual accountable out-of-pocket expenses, including the reasonable fees and expenses of Underwriters' Counsel. In addition, the Company shall remain liable for all Blue Sky counsel fees and expenses and Blue Sky filing fees as described above.

     6.   Conditions of the Underwriters' Obligations. The obligations of the
          -------------------------------------------
Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

          (a) The Registration Statement (including the Statement of Eligibility and Qualification of the Trustee on Form T-1 (the "Form T-1"), shall have become effective not later than 5:30 p.m. New York time on the date hereof or at such later time and date as may have been approved by the Underwriters and no stop order suspending the effectiveness of the Registration Statement (including the Form T-1) shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Underwriters, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

          (b) The Underwriters shall not have advised the Company that the Registration Statement, or any supplement or amendment thereto, contains an untrue statement of fact which, in the Underwriters' reasonable opinion, is material or omits to state a fact which, in the Underwriters' reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, contains an untrue statement of fact which, in the Underwriters' reasonable opinion, is material or omits to state a fact which, in the Underwriters' reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No order suspending the sale of the Securities in any jurisdiction shall have been issued on either the Closing Date or the relevant Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall, to the knowledge of the Underwriters, be threatened.

          (c) On or prior to the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from Underwriters' Counsel such opinion or opinions with respect to the organization of the Company, the validity of the Notes, the Underlying Stock, the Registration Statement and other related matters as the Underwriters may request and Underwriters' Counsel shall have received such papers and information as they request to enable it to pass upon such matters.

          (d) On the Closing Date, the Underwriters shall have received the opinion of Gardere & Wynne, L.L.P., counsel to the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters' Counsel to the effect that:

               (i) (A) the Company and each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in corporate and tax good standing under the laws of its jurisdiction of incorporation, (B) the Company and each of the Significant Subsidiaries is duly qualified to do business and in good standing as a foreign corporation in the states designated on Annex I and (C) the Company and each of the Significant Subsidiaries has all requisite corporate power and authority and authority and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure to so have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a Material Adverse Effect) to own their respective properties and to conduct their respective businesses as now being conducted as described in the Prospectus, if so described;

               (ii) the Company's authorized capital stock as of March 26, 1999 is as set forth under the heading "Capitalization" in the Prospectus;

               (iii) the Company owns of record, directly or indirectly, all the outstanding shares of capital stock of each of the Subsidiaries free and clear of any liens, charges, claims, pledges, security interests, defects or other encumbrances;

               (iv) except for the Indenture and this Agreement and as disclosed in the Registration Statement, to such counsel's knowledge, neither the Company nor any of the Subsidiaries are party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities of the Company or any of its Subsidiaries or the Knight/Trimark Common Stock owned by the Company.

               (v) all outstanding shares of capital stock of the Company are authorized, validly issued, fully-paid and non-assessable; to such counsel's knowledge, none of such securities were issued in violation of any preemptive rights of stockholders of the Company or similar contractual rights granted by the Company or applicable securities laws, and were not issued and sold other than in compliance with applicable federal securities laws; the holders of outstanding securities of the Company are not entitled to any pre-emptive rights with respect to the Notes or the Knight/Trimark Common Stock pursuant to the Company's Certificate of Incorporation or By-laws, as amended, or any other instrument known to such counsel; all of the outstanding shares of capital stock of each of the Subsidiaries are authorized and, assuming receipt by each such Subsidiary of full payment therefor, were validly issued, and such counsel has no knowledge that such shares are not fully paid and nonassessable;

               (vi) the Company's issuance of the Notes, and performance of its obligations thereunder, have been duly authorized by the Company; when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the terms of this Agreement, the Notes will be validly issued; the Notes and the Indenture conform in all material respects to the description thereof in the Registration Statement and the Prospectus;

               (vii) the form of the Notes is in the form required by the Indenture; when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the terms of this Agreement, the Notes will be duly authorized and binding obligations of the Company enforceable against the Company in accordance with their terms; upon issuance and delivery of the certificates representing the Notes to the Underwriters pursuant to this Agreement and the Indenture, assuming that the Underwriters take delivery of said certificates representing the Notes in good faith and without notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York), the Underwriters will acquire good title thereto free and clear of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York);

               (viii) the Registration Statement (including the Form T-1 attached as an Exhibit thereto) has become effective under the Securities Act; a Prospectus containing the information permitted to be omitted under Rule 430A has been filed in accordance with Rule 424(b); to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or the qualification of the Trustee is in effect or proceedings for that purpose are pending before or contemplated by the Commission;

               (ix) the Registration Statement and the Prospectus (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein or omitted therefrom and the Form T-1, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act, and the rules and regulations under the Securities Act and the Trust Indenture Act; the documents incorporated by reference into the Registration Statement (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

               (x)    the Indenture has been qualified under the Trust Indenture
          Act;

               (xi) the statements in the Registration Statement and Prospectus, insofar as they refer to statements of law or legal conclusions, and the statements in the Registration Statement and Prospectus, insofar as they are descriptions of this Agreement, the Indenture and the Notes, are accurate in all material respects in the context in which they were given and present fairly the subject matter thereof; to such counsel's knowledge, the statements in the Registration Statement and Prospectus, insofar as they are descriptions of other agreements or other legal documents to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties are bound, are accurate in all material respects and present fairly the subject matter thereof; to such counsel's knowledge, there is no action, arbitration, suit or other proceeding against the Company or any of its Subsidiaries, or involving the properties or business of the Company or any of its Subsidiaries, which (i) questions the validity of the capital stock of the Company or any of the Subsidiaries or of this Agreement, the Indenture or of any action taken or to be taken by the Company or any of its Subsidiaries in connection with any of the foregoing or (ii) except as disclosed in the Registration Statement, could have a Material Adverse Effect.

               (xii) the Company has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the Indenture and to consummate the transactions contemplated herein and therein; the Company has duly authorized the execution and delivery of, and performance by the Company of its obligations under, this Agreement and the Indenture; the Company has duly executed and delivered this Agreement and the Indenture;

               (xiii) this Agreement and the Indenture each constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; the execution and delivery by the Company of, and the performance of its obligations under, this Agreement, the Indenture and the Notes do not result in any breach or violation of any applicable statute, rule or regulation;

               (xiv) the execution and delivery by the Company of this Agreement, the Indenture and the Notes the performance by the Company hereunder and thereunder the compliance by the Company with the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in any breach or violation of, constitute a default under, or result in the creation or imposition of any lien, charge, claim, pledge, security interest or other encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of (A) the certificate or articles of incorporation or by-laws of the Company or any of the Subsidiaries to (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument listed as an exhibit to any of the Incorporated Documents or (C) any statute, rule or regulation or, to the best of such counsel's knowledge, any judgment, decree or order applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties. Such counsel need express no opinion in this paragraph
          (xiv) as to state securities or blue sky laws or with respect to matters of fact relating to compliance with any financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company;

               (xv) neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation or by-laws; to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in breach of, or in default with respect to, any provisions of any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument of which such counsel has knowledge to which the Company or any of the Subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, except for such breaches or defaults which in the aggregate would not have a Material Adverse Effect; and to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of any law, rule or regulation applicable to it or any judgment, decree or order of any judicial or governmental authority of which such counsel has knowledge by which the Company or any of the Subsidiaries may be bound or to which any of their respective properties or assets is or may be subject, except for such violations which in the aggregate would not have a Material Adverse Effect;

               (xvi) neither the issuance of the Notes nor the performance by the Company of this Agreement, the Indenture and the Notes and the transactions contemplated hereby and thereby requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body or government agency or body, other than such as already has been made or obtained and such as may be required under state securities or Blue Sky laws or the rules of the NASD;

               (xvii) the statements in the Prospectus under the captions "Business-Legal Proceedings," and "Certain United States Federal Income Tax Considerations" insofar as such statements constitute matters of law, summaries of legal matters, documents or proceedings referred to therein, or legal conclusions, have been reviewed by such firm and are correct in all material respects;

               (xviii) the statements set forth in the Prospectus under the caption "Description of the DARTS" accurately summarize in all material respects the terms of the Notes and the Indenture;

               (xix) neither the execution and delivery by the Company of, nor the performance of its obligations under, this Agreement and the Indenture, nor the sale, issuance, execution or delivery by the Company of the Notes will violate Regulations G, T, U or X of the Federal Reserve Board; and

               (xx) the Company is not an "investment company," a company controlled by, under common control with, or controlling an "investment company" or a "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may rely: (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries, provided, that copies of any such statements or certificates shall be delivered to Underwriters' Counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Underwriters and they are justified in relying thereon. At each Option Closing Date, if any, the Underwriters shall have received the favorable opinion of Gardere & Wynne, L.L.P., dated such Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters' Counsel confirming as of such Option Closing Date the statements made by such counsel in their opinion delivered on the Closing Date.

          (e) Gardere & Wynne, L.L.P. shall state in the opinion letters contemplated by Section 6(d) that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and the Subsidiaries and the Underwriters, at which conferences the contents of the

Registration Statement and related matters were discussed, and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of the foregoing, no facts have come to the attention of such counsel which has lead them to believe that the Registration Statement as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that such counsel need express no opinion or belief with respect to the financial statements and related notes and other financial, statistical or accounting data included in the Registration Statement or excluded therefrom.

          (f) On or prior to the Closing Date and each Option Closing Date, if any, Underwriters' Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require and have requested reasonably in advance for the purpose of enabling them to review or pass upon the matters referred to in Section 6(c) or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company herein contained.

          (g) On and as of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change and no development involving a prospective material adverse change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company and the Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus or Knight/Trimark Group, Inc.; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of the Subsidiaries, from the latest date as of which the financial condition of the Company and the Subsidiaries is set forth in the Registration Statement and Prospectus which is materially adverse to the Company and the Subsidiaries taken as a whole; (iii) neither the Company nor any of the Subsidiaries shall be in default under any provision of any instrument relating to any material outstanding indebtedness;
(iv) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged or mortgaged, except as set forth in the Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or, threatened (or circumstances which could reasonably be expected to give rise to same shall have arisen) against the Company or any of the Subsidiaries, or affecting any of their respective properties or businesses, before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may have a Material Adverse Effect, except as set forth in the Prospectus; and (vi) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission or any state regulatory authority.

          (h) On the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the president or chairman and by the chief financial or chief accounting officer of the Company, in their capacities as such, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that each of such persons has carefully examined the Registration Statement, the Prospectus, this Agreement and the Indenture and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or such Option Closing Date, as the case may be, and the Company has complied in all material respects with all agreements and covenants and satisfied all conditions contained in this Agreement and the Indenture on its part to be performed or satisfied at or prior to the Closing Date or such Option Closing Date, as the case may be;

          (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof or the qualification of the Trustee is in effect and no proceedings for that purpose are pending or, to such officer's knowledge, threatened;

          (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition, financial or otherwise business, prospects or results of operation of the Company and the Subsidiaries, taken as a whole, except as set forth in the Prospectus;

          (iv) the Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and none of the Prospectus or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (a) neither the Company nor any of the Subsidiaries has incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, except as disclosed in the Prospectus;
     (b) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions, other than regular cash dividends, on its capital stock except as disclosed in the Prospectus; (c) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business, except as disclosed in the Prospectus; (d) there has not been any material change in the capital stock of the Company from the description thereof in the Registration Statement; (e) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; and (f) there is no litigation which is pending or to the best of the Company's knowledge threatened against the Company, any of the Subsidiaries or any affiliated party of any of the foregoing which would have a Material Adverse Effect and which is required to be set forth in an amended or supplemented Prospectus which has not been set forth.

          (i) On or prior to the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate signed by the secretary of the Company, in his capacity as such, dated the Closing Date or such Option Closing Date, as the case may be, as to:

               (i) the absence of any contemplated proceeding for the merger, consolidation, liquidation or dissolution of the Company or any Subsidiary, as the case may be, or the sale of all or substantially all of its assets;

               (ii) the due adoption and full force and effect of the By-laws of the Company (with a copy of the By-laws attached);

               (iii) resolutions adopted by the Board of Directors of the Company and/or a committee thereof authorizing the offering of the Notes and the consummation of the transactions contemplated by this Agreement and the Indenture (with copies of such resolutions attached); and

               (iv) the incumbency, authorization and signatures of certain officers and directors of the Company, including all those signing this Agreement, the Indenture and/or any certificate delivered at such closing.

          (j) By no later than 5:00 p.m. New York City time on the date hereof the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause
(iii) below) to the Underwriters and Underwriters' Counsel, relating to the Company's fiscal year ended June 26, 1998 and subsequent thereto, from KPMG Peat Marwick LLP:

               (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable Rules and Regulations;

               (ii) stating that it is their opinion that the consolidated financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act;

               (iii) stating that, on the basis of procedures which included a reading of the latest available interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited consolidated financial statements of the Company), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of each of the Company and the Subsidiaries, consultations with officers and other employees of each of the Company and the Subsidiaries responsible for financial and accounting matters and other procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information, nothing has come to their attention which would lead them to believe that:

                    (A) the unaudited consolidated financial statements of the Company included in the Registration Statement are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements contained in the Registration Statement;

                    (B) at the date of the latest available balance sheet read by KPMG Peat Marwick LLP, and at a subsequent date not more than five business days prior to the date of delivery of such letter, there has been any increase in consolidated short-term indebtedness or long-term indebtedness of the Company and the Subsidiaries, or any decrease in the stockholders' equity or net current assets or net assets of the Company, as compared with amounts shown in the latest balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease; or

                    (C) the period from the date of the latest income statement included in the Registration Statement to the date of the latest available income statement read by Ernst & Young LLP, and at a subsequent date not more than five business days prior to the date of delivery of such letter, there was any decrease in consolidated net revenues or net income, or net income per common share of the Company, in each case as compared with the corresponding period of the previous year, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease.

               (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and/or other financial information pertaining to the Company and the Subsidiaries contained in the Registration Statement (in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and the Subsidiaries and excluding any questions requiring an interpretation by legal counsel), with the results obtained from the application of specified readings, inquiries and other appropriate procedures set forth in the letter and found them to be in agreement with such results; and

               (v) statements as to such other matters incident to the transaction contemplated hereby as the Underwriters may request.

          (k) At the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from KPMG Peat Marwick LLP a letter, dated as of the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to Section 6(j), except that the specified date referred to shall be a date not more than five days prior to the Closing Date or such Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the

Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of Section 6(j) with respect to certain amounts, percentages and financial information as specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

          (l) The Company shall have delivered to the Underwriters a letter from KPMG Peat Marwick LLP addressed to the Company stating that they have not with respect to the Company's fiscal year ended June 26, 1998 brought to the attention of any of the Company's or the Subsidiaries management any `weakness' as defined in Statement of Auditing Standard No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit" in any of Company's or the Subsidiaries' internal controls.

          (m) On each of the Closing Date and each Option Closing Date, if any, there shall have been duly tendered to the Underwriters the appropriate principal amount of Notes.

          (n) Trading in the Company's common stock shall not have been suspended by the New York Stock Exchange at any time after May __, 1999, and trading in the Knight/Trimark Common Stock shall not have been suspended by the Nasdaq Stock Market at any time after May __, 1999.

          (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Company or Knight/Trimark Group, Inc. on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or
(iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement.

          (p) The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

          (q) On or prior to the date hereof, the Underwriters shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters.

          If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Underwriters may terminate this Agreement or, if the Underwriters so elect, they may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

     7.   Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold harmless each of the Underwriters (for purposes of this Section 7, "Underwriters" shall include the officers, directors, partners, employees and agents of each of the Underwriters, including specifically each person who may be substituted for an Underwriter as provided in Section 11), and each person, if any, who controls an Underwriter ("controlling person") within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever (including but not limited to any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any action, suit, proceeding or litigation, commenced or threatened, or claim whatsoever), as the same are incurred, to which any of the Underwriters or any such controlling person may become subject, under the Securities Act, the Exchange Act or any other statute or at common law or otherwise insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented) (ii) any post-effective amendment or amendments or any new registration statement and prospectus in which are included securities of the Company for use in the same offering or (iii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters ("Underwriters Information") specifically for inclusion therein and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus or the Prospectus, the indemnification provided for herein shall not apply to any loss, liability, claim, damage or expense to the extent the same results from the sale of Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, or in the case of an untrue statement or omission or alleged untrue statement or omission in the Prospectus, a copy of the amended Prospectus or supplement thereto, if the Company has previously furnished sufficient copies thereof, based upon the number of copies requested by the Underwriters, to the Underwriters a reasonable time in advance and the claim, damage or expense of such person results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in a Preliminary Prospectus or Prospectus that was corrected in the Prospectus or amendment or supplement thereto. The indemnity agreement in this Section 7(a) shall be in addition to any liability which the Company may have at common law or otherwise.

          (b) The Underwriters agree severally and not jointly to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with respect to statements or omissions made in conformity with the Underwriters Information in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Section 7 (a) or (b) unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the same counsel as counsel to the indemnifying party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties), in any of which events such fees and expenses of one additional counsel reasonably satisfactory o the indemnifying parties shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

          (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Securities Act may be required, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) bear to the total discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Notes purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Section 7(d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

     8.   Representations and Agreements to Survive Delivery.  All
          --------------------------------------------------
representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall be deemed to be representations, warranties and agreements at the Closing Date and each Option Closing Date, as the case may be, and the agreements of the Company and the provisions with respect to the payment of expenses contained in Sections 5 and 10 and the respective indemnity agreements contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, any of the Subsidiaries or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriters.

     9.   Effective Date. This Agreement shall become effective at 10:00 a.m.,
          --------------
New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Underwriters, in their discretion, shall release the Notes for the sale to the public; provided, however, that the provisions of Sections 5, 7 and 10 of this Agreement shall at all times be effective. For purposes of this Section 9, the Notes to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Underwriters of telegrams to securities dealers releasing the Notes for offering or the release by the Underwriters for publication of the first newspaper advertisement which is subsequently published relating to the Notes.

     10.  Termination.
          -----------

          (a) Subject to Section 10(b), the Underwriters shall have the right to terminate this Agreement (i) if trading on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required in the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; (ii) if the United States shall have become involved in a war or major hostilities, or there shall have been an escalation in an existing war or major hostilities, or a national emergency shall have been declared in the United States; (iii) if a moratorium in foreign exchange trading has been declared; (iv) if the Company or any of the Subsidiaries shall have sustained a loss material or substantial to the Company or any of the Subsidiaries by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriters' opinion, make it inadvisable to proceed with the delivery of the Notes; (v) if there shall have been such a material adverse change in the conditions or prospects of the Company or any of the Subsidiaries as in the Underwriters' judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities; or (vi) if there shall have been such a material adverse change in the general market, political or economic conditions in the United States or elsewhere, as in the Underwriters' judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Notes.

          (b) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 10(a) or Section 12 or if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Underwriters, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 6, Section 10(a) or Section 12), then the Company shall promptly reimburse and indemnify the

Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of Underwriters' Counsel. In addition, the Company shall remain liable for all Blue Sky counsel fees and expenses and Blue Sky filing fees. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 10, 11 and 12), and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     11.  Substitution of the Underwriters. If one or more of the Underwriters
          --------------------------------
shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 6, Section 10 or Section 12) to purchase the Securities which it or they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 48 hours thereafter, to make arrangement for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 48 hour period, then:

               (i) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Firm Notes to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

               (ii) if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Firm Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

          No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

          In the event of any such default which does not result in a termination of this Agreement, the Underwriters shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     12.  Default by the Company. If the Company shall fail at the Closing Date
          ----------------------
or any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Underwriters may, at their option, by notice from the Underwriters to the Company, terminate the Underwriters' obligation to purchase Option Notes from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Sections 5, 7 and 10. No action taken pursuant to this Section 12 shall relieve the Company from liability, if any, in respect of such default.

     13.  Notices.  All notices and communications hereunder, except as herein
          -------
otherwise specifically provided, shall be given in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at Forum Capital Markets LLC, 53 Forest Avenue, Old Greenwich, Connecticut 06870,
Attention: Mr. C. Keith Hartley, with a copy to Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, Attention:
Jay R. Schifferli, Esq. Notices to the Company shall be directed to the Company at Southwest Securities Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75370 Attention: General Counsel, with a copy to Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 3000, Dallas, Texas 75201, Attention: David G. McLane, Esq.

     14.  Parties.  This Agreement shall inure solely to the benefit of and
          -------
shall be binding upon the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

     15.  Construction.  This Agreement shall be governed by and construed and
          ------------
enforced in accordance with the laws of the state of New York without giving effect to choice of law or conflict of laws principles.

     16.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

     17.  Entire Agreement; Amendments.  This Agreement constitutes the entire
          ----------------------------
agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by the Underwriters and the Company.

     If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                   Very truly yours,

                                   SOUTHWEST SECURITIES GROUP, INC.



                                   By:______________________
                                       Name:
                                       Title:

Confirmed and accepted as of
 the date first above written.

RAYMOND JAMES & ASSOCIATES, INC.
FORUM CAPITAL MARKETS LLC

By:  FORUM CAPITAL MARKETS LLC



By:_________________
   Name:
   Title:

                                  SCHEDULE I
                                  ----------


                                                Principal amount of
Name of Underwriter                             Notes to be Purchased
-------------------                             ---------------------



Raymond James & Associates, Inc..............................  $
Forum Capital Markets LLC....................................  $______


              Total..........................................  $
                                                               =======

                                    ANNEX I


                                                       Jurisdictions in
                                                       which Qualified
Name                                State of           to
----                                --------
                                    Incorporation      Conduct Business
                                    -------------      ----------------










_________________
* Denotes significant Subsidiary.